UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2025

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2025, Ontrak, Inc. (the “Company,” “we,” “us” or “our”) and Acuitas Capital LLC (“Acuitas”) entered into an agreement (the “May 2025 Agreement”) relating to that certain Master Note Purchase Agreement, dated as of April 15, 2022, as amended by that certain First Amendment thereto made as of August 12, 2022, that certain Second Amendment thereto made as of November 19, 2022, that certain Third Amendment thereto made as of December 30, 2022, that certain Fourth Amendment thereto made as of June 23, 2023, that certain Fifth Amendment thereto made as of October 31, 2023, that certain Sixth Amendment thereto made as of March 28, 2024 (the “Sixth Amendment”), that certain letter agreement dated August 13, 2024 between the Company and Acuitas, and that certain agreement entered into as of April 8, 2025 between the Company, Acuitas and Terren S. Peizer (as amended to date, the “Keep Well Agreement”).

Under the May 2025 Agreement, Acuitas committed to purchase from the Company (i) up to $5.0 million in principal amount of senior secured convertible promissory notes payable upon demand of the holder (the “Demand Notes”) and (ii) up to $5.0 million in principal amount of senior secured non-convertible promissory notes payable upon demand of the holder (the “Non-Convertible Demand Notes”). The Company, at any time, may request that Acuitas purchase a Demand Note in a principal amount up to $1.5 million, and at any time after Acuitas has purchased all $5.0 million in principal amount of Demand Notes, the Company may request that Acuitas purchase a Non-Convertible Demand Note in a principal amount of up to $1.5 million. Acuitas’ obligation to purchase a Demand Note or Non-Convertible Demand Notes, as the case may be, is subject to the conditions that (1) (x) the Company used best efforts to effect a registered equity offering to raise sufficient capital to pay and discharge, when due and payable, all of its obligations, (y) the Company was unable despite its best efforts to obtain effect such offering on reasonably acceptable terms, as determined by the Company’s board of directors (such determination to be made as if the financing contemplated by the May 2025 Agreement were not available to the Company); and (z) absent obtaining the funds requested by the Company, the Company will not have sufficient unrestricted cash to pay and discharge, when due and payable, all of its obligations for the 30-day period following the date such notice is delivered; and (2) since May 19, 2025, there shall have been no material adverse change (or any event or events that, individually or in the aggregate, with or without lapse of time, could reasonably be expected to result in a material adverse change) in the results of operations, business operations, properties, assets, condition (financial or otherwise), customer relations, business activities or business prospects of the Company and its subsidiaries.

Under the terms of the May 2025 Agreement, the Company may not request, without Acuitas’ consent, that Acuitas purchase more than $1.5 million in principal amount of Demand Notes or Non-Convertible Demand Notes, as the case may be, within any 30-day period, and to the extent the Company receives proceeds from a capital contribution or the issuance of any capital stock on or after May 19, 2025, Acuitas may, in its sole discretion, elect to reduce the amount of Demand Notes and Non-Convertible Demand Notes to be purchased on a dollar-for-dollar basis.

In the May 2025 Agreement, Acuitas also agreed not to exercise its right to require that any amounts due under any Demand Note or Non-Convertible Demand Note be paid until the earlier of (a) September 1, 2026 and (b) 30 days following the date on which Acuitas has purchased all $5.0 million in principal amount of Non-Convertible Demand Notes.

In accordance with the terms of the Sixth Amendment, in connection with the issuance of each Demand Note, the Company will issue to Acuitas a warrant to purchase shares of the Company’s common stock (a “Demand Warrant”). The number of shares of the Company’s common stock underlying each Demand Warrant will be equal to (y) the product of the principal amount of the applicable Demand Note and 200% divided by (z) the initial exercise price of the applicable Demand Warrant. Each Demand Warrant will have a term of five years and an initial exercise price equal to the consolidated closing bid price of the Company’s common stock immediately preceding the time the applicable Demand Note is issued by the Company.

If a Non-Convertible Demand Note is issued, no warrant or any other security will be issued by the Company in connection with the issuance thereof. The terms of the Non-Convertible Demand Notes are the same as the terms of the Demand Notes except that the Non-Convertible Demand Notes are not convertible and when the amounts payable by the Company under a Non-Convertible Demand Note become due, in addition to all other amounts owed by the Company in respect thereof, the Company will pay to the holder thereof an amount in cash equal to the difference, as determined in a manner mutually acceptable to the Company and Acuitas, between the value of (i) a Demand Note with the same principal amount as the applicable Non-Convertible Demand Note, and (ii) the applicable Non-Convertible Demand Note, as of the issuance date of the applicable Non-Convertible Demand Note. In determining the value of a Demand Note, the value of the conversion rights of Demand Notes and of the warrants that would have been issued in connection with the issuance of a Demand Note and upon conversion of a Demand Note, assuming it was converted in full, shall be taken into account.

In accordance with the terms of the warrants the Company previously issued to Acuitas under the Keep Well Agreement (which have exercise prices of between $1.48 and $2.08 per share), the warrant the Company previously issued to Humanitario Capital LLC on November 14, 2023 (which has an exercise price of $2.08 per share), and the warrants the Company issued to the investors in the public offering the Company completed on November 14, 2023 (which have exercise prices of $2.08 per share), if the exercise price of such warrants is greater than the lowest volume weighted average price (“VWAP”) of the Company’s common stock on any trading day during the five trading day period immediately following the public announcement of the Company’s entry into the May 2025 Agreement, then the exercise price will be reduced to such lowest VWAP, and if the exercise price is reduced, the number of shares of the Company’s common stock subject to such warrants will increase proportionally such that after such reduction of the exercise price, the aggregate exercise price payable under such warrants for the adjusted number of shares will be the same as the aggregate exercise price in effect immediately prior to such adjustment.

The foregoing descriptions of the May 2025 Agreement and Non-Convertible Demand Notes do not purport to be complete and are qualified in their entirety by reference to the May 2025 Agreement and form of Non-Convertible Demand Note, copies of which are filed as exhibits to this report. For additional information regarding the Demand Warrants (including the events that may adjust their exercise price and the number of shares of common stock issuable upon exercise thereof) and the Demand Notes, see Note 7. Common Stock and Preferred Stock and Note 8. Debt, respectively, to the Notes to Consolidated Financial Statements in the Company’s annual report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 14, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement by and between the Company and Acuitas Capital LLC dated May 19, 2025.
10.2	Form of Senior Secured Non-Convertible Demand Note.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: May 20, 2025	By:	/s/ James J. Park
James J. Park
Chief Financial Officer

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